EXHIBIT 10.11


                              THE COCA-COLA COMPANY
                            SUPPLEMENTAL BENEFIT PLAN

               As Amended and Restated Effective January 1, 2002

                                     PREFACE

The Coca-Cola Company established this Supplemental Benefit Plan (the "Plan") effective January 1, 1984. The Plan is an unfunded supplemental retirement plan for eligible employees and their beneficiaries as described herein. The Plan is designed to provide certain retirement benefits primarily for a select group of management or highly compensated employees which are not otherwise payable or cannot otherwise be provided under the terms of the tax-qualified retirement plans maintained by The Coca-Cola Company as a result of the limitations set forth under certain applicable sections of the Internal Revenue Code or on account of an employee's deferral of compensation under The Coca-Cola Company Deferred Compensation Plan.

This plan is amended and restated effective January 1, 2002, incorporating any amendments effective as of that date. The benefit of any employee who terminates or retires on or after January 1, 2002 shall be determined under the terms of this amended and restated Plan. The benefit of any employee who terminates or retires prior to January 1, 2002 shall be governed by the terms of the Plan, if any, in effect at the time of termination or retirement.


                                    ARTICLE I
                                   DEFINITIONS

The following definitions apply to the terms of this Plan. Where the context requires, the definitions of all terms set forth in the Qualified Pension Plan and the Qualified Defined Contribution Plan shall apply with equal force and effect for purposes of interpretation and administration of this Plan, unless said terms are otherwise specifically defined in this Plan.

     "Account" shall mean the account or accounts established and maintained by the Employer to reflect the interest of a Participant in the Plan resulting from a Participant's Supplemental Thrift Benefit calculated in accordance with
Section 3.2.

     "Beneficiary" shall mean, unless otherwise designated in a manner acceptable to the Committee and approved by the Committee, the beneficiary elected or deemed to have been elected under the Qualified Pension Plan for the Supplemental Pension Benefit and the Qualified Defined Contribution Plan for the Supplemental Thrift Benefit.

     "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act as in effect on January 1, 2002, provided that such a change in control shall be deemed to have occurred at such time as
(i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act as in effect on January 1, 2002) directly or indirectly, of securities representing

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20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean common stock of The Coca-Cola Company.

     "Committee" shall mean the Benefits Committee appointed by the Senior Vice President, Human Resources, which shall act on behalf of the Company to administer the Plan as provided in Article V.

     "Company" shall mean The Coca-Cola Company.

     "Deferred Compensation Plan" shall mean The Coca-Cola Company Deferred Compensation Plan or any other similar nonqualified deferred compensation plan maintained by the Employer established on or after the Effective Date which provides for deferral of compensation.

     "Earliest Retirement Date" shall mean "Earliest Retirement Date" as that term is defined in the Employee Retirement Plan of The Coca-Cola Company.

     "Effective Date" shall mean January 1, 2002, the effective date of this amendment and restatement.

     "Employee" shall mean any person who is currently employed by an Employer. An individual shall be treated as employed by an Employer under this Plan for any period only if (i) he or she is actually classified during such period by the Employer on its payroll, personnel and benefits system as an employee, and
(ii) he or she is paid for services rendered during such period through the payroll system, as distinguished from the accounts payable department of the Employer. No other individual shall be treated as employed by an Employer under this Plan for

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any period, regardless of his or her status during such period as an employee under common law or under any statute.

     "Employer" shall mean the Company and any Participating Subsidiary of the Company approved by the Committee for participation in the Plan.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Market Price" shall mean the closing price per share of Common Stock as reported on the New York Stock Exchange Composite Transactions listing.

     "Participant" shall mean an Employee or former Employee of an Employer who is eligible to receive benefits provided by the Plan.

     "Participating Subsidiary" shall mean a subsidiary of the Company which the Committee has designated as such and whose Employees are eligible to participate in this Plan, as set forth in Appendix A.

     "Plan" shall mean The Coca-Cola Company Supplemental Benefit Plan, as amended from time to time.

     "Plan Year" shall mean January 1 to December 31 each calendar year.

     "Qualified Defined Contribution Plan" shall mean The Coca-Cola Company Thrift & Investment Plan or any other tax-qualified defined contribution plan maintained by the Employer, as amended from time to time.

     "Qualified Pension Plan" shall mean the Employee Retirement Plan of The Coca-Cola Company or any other tax-qualified defined benefit pension plan maintained by the Employer, as amended from time to time.

     "Retirement Benefit" shall be the benefit payable to a Participant under Sections 5.1 - 5.3, as applicable of the Qualified Pension Plan.

     "Supplemental Pension Benefit" shall mean the benefit described in Section
3.1 of this Plan.

     "Supplemental Thrift Benefit" shall mean the benefit described in Section
3.2 of this Plan.

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                                   ARTICLE II
                                   ELIGIBIILTY

2.1 Eligibility for Participation.

All salaried Employees of the Employer (a) whose benefits under the Qualified Pension Plan are limited by the limitations set forth in Code Sections 401(a)(17) and/or 415, (b) for whom contributions by the Employer to the Qualified Defined Contribution Plan are limited by the limitations set forth in Code Sections 401(a)(17) and/or 415, or (c) who defer compensation under the Deferred Compensation Plan and, solely on account of such deferrals, the Employee's benefit under the Qualified Pension Plan or Company matching contributions to the Qualified Defined Contribution Plan are limited shall be eligible to participate in the Plan. Upon becoming a Participant, an Employee is deemed to have assented to the Plan and to any amendments hereafter adopted.

2.2 Date of Participation.

Each Employee who is eligible to become a Participant under Section 2.1 shall become a Participant on the later of i) January 1, 1984 or ii) the first day of the month coincident with or next following the date he meets the eligibility requirements.

2.3 Duration of Participation.

An Employee who becomes a Participant shall continue to be a Participant until his termination of employment with the Employer or the date he is no longer entitled to benefits under this Plan.


                                   ARTICLE III
                                    BENEFITS

3.1 Supplemental Pension Benefit.

(a) Benefit.

     (1) If a Participant has Years of Benefit Service as defined in the Qualified Pension Plan of the Employer, he shall be entitled to a Supplemental Pension Benefit equal to that portion of his Retirement Benefit under the Qualified Pension Plan of the Employer which is not payable under such Qualified Pension Plan as a result of the limitations imposed by Code Sections 401(a)(17) and 415.

     (2) If a Participant has Years of Benefit Service as defined in the Qualified Pension Plan of the Employer and if a Participant has deferred compensation under the Deferred Compensation Plan, he shall be entitled to a Supplemental Pension Benefit equal to that portion of his Retirement Benefit under the Qualified Pension Plan of the Employer which is not payable under such Qualified Pension Plan solely on account of the fact that deferred compensation is not considered

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          Benefit Compensation (as defined in the Qualified Pension Plan of the
          Employer) for purposes of the Qualified Pension Plan.

     (3) In no event (except in the event that compensation is calculated under Section 3.1(a)(5), below) shall the sum of i) the Supplemental Pension Benefit and ii) the actual Retirement Benefit paid under the Qualified Pension Plan exceed the amount of Retirement Benefit determined under the Qualified Pension Plan had compensation not been deferred under the Deferred Compensation Plan and without regard to limitations imposed by the Code.

     (4) For purposes of this Section 3.1, the Supplemental Pension Benefit of a Participant shall be calculated based on the Participant's compensation that is considered under the Qualified Pension Plan in calculating his Retirement Benefit, without regard to the limitation of Code Section 401(a)(17) and by taking into consideration compensation that would have been considered benefit-eligible compensation under the Qualified Pension Plan had the Participant not elected to defer such amounts.

     (5) If a Participant was on an Approved Leave of Absence, as defined under the Qualified Pension Plan, for the purpose of working for another entity within The Coca-Cola system, his Supplemental Pension Benefit under this Plan shall be calculated based on compensation paid as follows: compensation during the Approved Leave of Absence shall be the greater of i) compensation as determined under the first sentence of this paragraph 3.1(a)(4) or ii) compensation actually paid to the Participant by the other entity within The Coca-Cola system during the Approved Leave of Absence, subject to the same inclusions and exclusions to benefit compensation under the Qualified Pension Plan, but without regard to the limitation of Code Section 401(a)(17). The Committee may require that the Participant provide satisfactory evidence of such compensation.

     (6) Any benefit payable pursuant to this Section 3.1 shall be offset by the monthly benefit, if any, payable to a Participant under The Coca-Cola Company Key Executive Retirement Plan. The Supplemental Pension Benefit calculated under this Section 3.1 shall also be offset by the value of benefits to which the Participant is entitled under any other retirement plan (other than the Qualified Pension Plan or the Qualified Defined Contribution Plan) to which the Company or an affiliate of the Company contributed.

(b) Adjustments.

     (1) To the extent that a Participant's Retirement Benefit under a Qualified Pension Plan is recalculated as a result of an amendment to such Qualified Pension Plan in order to increase the amount of his Retirement Benefit, the Participant's Supplemental Pension Benefit shall also be recalculated in order to properly reflect such increase in determining payments of the Participant's Supplemental Pension Benefit made on or after the effective date of such increase.

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     (2)  Any benefit payable pursuant to this Section 3.1 shall be adjusted in accordance with new limitations, if any, established by the Internal Revenue Service on payments that may be made from the Qualified Pension Plan.

(c) Distribution of Supplemental Pension Benefit.

     (1) The Supplemental Pension Benefit, as determined in accordance with this Section 3.1, shall be payable in monthly increments as of the first day of the month concurrently with and in the same manner as the Participant's Retirement Benefit under the Qualified Pension Plan. Notwithstanding the foregoing, if the Participant's Supplemental Pension Benefit, as calculated in the form of a life annuity, is less than $50 per month, then the present value of the Supplemental Pension Benefit may be paid in a lump sum or the Supplemental Pension Benefit may be paid in quarterly, semi-annual, or annual payments, as the Committee may designate.

     (2) Pre-Retirement Survivor's Benefit. If a Participant dies while employed by the Employer and his Beneficiary is eligible for the pre-retirement survivor's benefit under the Qualified Pension Plan, his Beneficiary shall be entitled to receive a survivor's benefit from this Plan calculated in the same manner and payable at the same time as the pre-retirement survivor's benefit under the Qualified Pension Plan.

     (3) Post-Retirement Survivor's Benefit. If a Participant dies after Supplemental Pension Benefit payments have begun, his Beneficiary shall be entitled to receive a survivor's benefit from this Plan calculated in the same manner and payable at the same time as the post-retirement survivor's benefit under the Qualified Pension Plan.

     (4) Termination of Employment. Except as provided in Article IV of this Plan, if a Participant's employment with the Employer terminates for a reason other than death before his Earliest Retirement Date, no Supplemental Pension Benefit will be payable from this Plan.

3.2 Supplemental Thrift Benefit.

(a) Benefit.

     (1) If a Participant elects to contribute to the Qualified Defined Contribution Plan of the Employer, he may be entitled to a Supplemental Thrift Benefit determined under this Section 3.2. An Account shall be established for the Participant by the Employer, as of his initial Plan Year of participation in this Plan. Each Plan Year, such Account shall be credited with hypothetical contributions equal to the amount that: i) the Employer is prohibited from contributing as a matching contribution under the Qualified Defined Contribution Plan on behalf of the

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          Participant as a result of the limitations imposed by Code Sections
          401(a)(17), 401(k), 401(m), 402(g) and 415 or ii) the Employer is
          prohibited from contributing as a matching contribution under the Qualified Defined Contribution Plan on behalf of the Participant solely on account of the fact that deferred compensation is not considered eligible pay for purposes of the Qualified Defined Contribution Plan. If the Participant does not have a valid pre-tax or after-tax deferral election on file under the Qualified Defined Contribution Plan for a particular pay period, no amounts shall be credited to the Participant's Account with respect to such pay period. All amounts so credited to the Account of the Participant shall be deemed to be invested in the Company Stock fund at the same time and at the same share cost that such amounts would have been so invested if they had been contributed by the Employer to the Qualified Defined Contribution Plan. In addition, such Account shall be credited with such additional hypothetical shares as could be purchased with the dividends which would have been payable if the credited shares had been outstanding.

     (2) In no event shall the sum of total matching contributions under the Qualified Defined Contribution Plan and hypothetical contributions under this Plan exceed three percent of the Participant's eligible compensation as defined for purposes of the Qualified Defined Contribution Plan, but without regard to compensation deferred under the Deferred Compensation Plan and the limits of Code Section 401(a)(17).

(b) Distribution of Supplemental Thrift Benefit.

     (1) Distribution of the total value of an Account of a Participant shall be received by the Participant when he is no longer an Employee in accordance with this Section 3.2(b)(1) or shall be received by the Beneficiary of a deceased Participant in accordance with Section 3.2(b)(2). A Participant may elect to receive such a distribution upon his permanent and total disability as determined by the Committee (according to such elections as may be prescribed by the Committee). Distributions shall be made in the form of lump sum cash payments, or in such other form as the Committee may approve. Distribution of a Participant's Account shall be comprised of the cash value of the sum of the hypothetical shares of Company Stock, if any, credited to the Account in accordance with Section 3.2(a) plus the cash value of hypothetical contributions and dividends which have accrued since the most recent Valuation Date as defined in the Qualified Defined Contribution Plan. The value of the hypothetical shares of Company Stock shall be determined using the highest Market Price between the fifteenth day of the month of termination of the Participant and the first working day in the month following termination. Payment shall be made to the Participant or Beneficiary as soon as administratively feasible, but not later than one year, following the termination of the Participant's employment. If any benefits payable to, or on behalf of, a Participant are not claimed for a period of seven years from the date of entitlement as determined by the Committee, the value of the Account shall revert to the Company. In the event that a Participant resumes

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          his employment prior to the distribution of the value of his
          Account, the distribution shall not be made, and no subsequent distribution shall be made until the reemployed Participant again ceases to be an Employee.

     (2) Upon the death of a Participant, the total value of his Account as calculated in Section 3.2(a)(1) above shall be paid to his designated Beneficiary or Beneficiaries. If there is no surviving Beneficiary, the value will be disposed of as designated by the will of a Participant, or by the applicable intestate statute.

     (3) The Committee in its sole discretion upon application made by the Participant, a designated Beneficiary, or their legal representative, may determine to extend or otherwise make payments in a manner different from manner provided above in the event of a Participant's death or total disability (as determined by the Social Security Administration).

3.3 Change in Control.

In the event of a Change in Control, while this provision remains in effect, no amendment will thereafter be made to this Section for a period of at least two consecutive years following the date when the Change in Control occurs. The enhancement of benefits described in this Section is conditional upon this Section remaining in effect until a Change in Control occurs, and is not part of any Participant's accrued benefit as defined in the Qualified Pension Plan. If any Participant's employment terminates for any reason whatsoever during the two consecutive year period which begins on the date when a Change in Control occurs, the change of control provisions in the Qualified Pension Plan will apply.


                                   ARTICLE IV
                           VESTING AND FORFEITABILITY

4.1 Forfeitability of Supplemental Pension Benefit.

(a) Except as provided in subsection (c) of this Section 4.1, all rights to the portion of the Supplemental Pension Benefit described in Section 3.1(a)(i) above shall be extinguished and forfeited if a Participant terminates employment with the Employer prior to his Earliest Retirement Date for any reason other than death, unless otherwise expressly provided in writing by the Compensation Committee of the Board of Directors.

(b)  All rights to the portion of the Supplemental Pension Benefit described in
     Section 3.1(a)(ii) above shall be extinguished and forfeited if a Participant terminates employment with the Employer prior to becoming vested in his Retirement Benefit under the Qualified Pension Plan. If a Participant is fully vested in his Retirement Benefit under the Qualified Pension Plan, he shall be fully vested in the portion of the Supplemental Pension Benefit described in Section 3.1(a)(ii), but the portion of the Supplemental Pension Benefit described in Section 3.1(a)(i) shall still be subject to the conditions described in Section 4.1(a).

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(c) Participants on December 31, 1993.

     Notwithstanding anything in this Plan to the contrary, each Employee who is a Participant in the Plan as of December 31, 1993 shall be deemed vested in the portion of his Supplemental Pension Benefit, if any, calculated as of December 31, 1993 (based on his compensation and years of benefit service as of such date and assuming that he is vested under the Qualified Pension Plan of the Employer), and such benefit under the Plan shall not be subject to forfeiture under Section 4.1(a). If the Participant terminates employment with the Employer before his Earliest Retirement Date, such vested benefit shall be payable in monthly increments on the first day of the month concurrently and in the same manner as the Participant's Retirement Benefit under the Qualified Pension Plan, or if no Retirement Benefit is payable from the Qualified Pension Plan, then in monthly increments commencing on the first day of the month following the Participant's Earliest Retirement Date. Such monthly benefit shall be reduced, using the same reduction factors as are in use under the Qualified Pension Plan for a vested terminated participant, for each month by which the Participant's first payment under this Plan precedes the first day of the month on or after the Participant attains age 65. If the Participant's Supplemental Pension Benefit is less than $50 per month, as calculated in the form of a life annuity, the present value of the Supplemental Pension Benefit may be paid in a lump sum or the Supplemental Pension Benefit may be paid in quarterly, semi-annual, or annual payments, as the Committee may designate.

4.2 Forfeitability of Supplemental Thrift Benefit.

The Supplemental Thrift Benefit shall become vested and nonforfeitable according to the same terms as the Company matching contribution under the Qualified Defined Contribution Plan. All rights to the Supplemental Thrift Benefit shall be extinguished and forfeited to the extent the Participant's Company matching contributions under the Qualified Deferred Compensation Plan are not vested at the time the Participant terminates employment. If a Participant's Company matching contributions under the Qualified Defined Contribution Plan are fully vested, his Supplemental Thrift Benefit shall also be fully vested. If a Participant's Company matching contributions under the Qualified Defined Contribution Plan are non-vested or a percentage of such contributions are vested, his Supplemental Thrift Benefit shall be considered vested in the same proportion as the Company matching contributions are vested under the Qualified Defined Contribution Plan.

4.3 Non-Competition.

Notwithstanding the foregoing, any benefits under this Plan which a Participant is receiving shall cease, and all rights under the Plan shall be extinguished, if a Participant terminates employment with the Employer and without the Employer's consent is subsequently (i) employed by or in any manner provides services for any business organization that is in direct competition with the Employer, or (ii) personally engages in direct competition with the Employer. If a court of competent jurisdiction finds that the restrictions provided for in
(i) and (ii) are unenforceable,


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then such benefits shall be forfeited if a Participant competes either as an employee or directly in the widest geographical area and for the longest period of time that are legally enforceable.


                                   ARTICLE V
                                 ADMINISTRATION

5.1 Committee.

(a) The Committee shall consist of not less than five members, who may or may not be officers or employees of the Company or a Participating Subsidiary. Each Committee member shall be appointed by and serve at the pleasure of the Company's Vice President of Human Resources (VPHR).

(b) Removal, Resignation, Successor. The VPHR shall have the right to remove any member of the Committee at any time. A member may resign at any time by written resignation to the VPHR. If a vacancy in the Committee should occur, a successor may be appointed by the VPHR.

(c) Organization. The VPHR will designate a Committee member as the chairman to preside at each meeting. In the event of the chairman's absence at any meeting, the members present will select one of their members to serve as acting chairman. The Committee will appoint a secretary, who may or may not be a Committee member, to keep minutes of meetings and to perform other duties assigned by the Committee. The Committee may appoint such other officers as it deems necessary, who may or may not be Committee members. The members of the Committee will serve as such without compensation.

5.2  Committee Action.

Each action of the Committee will be taken by a majority vote of all members then in office, provided that the Committee may establish procedures for taking action by written votes (including e-mail voting) without a meeting. The Committee may, by a properly executed resolution, authorize any member or officer or any other person to sign communications and to execute documents on its behalf, and may delegate other duties and responsibilities as it considers in the best interest of the Plan.

5.3  Powers and Duties of the Committee.

The Committee shall have complete control of and sole discretion over the administration of the Plan, with all powers necessary to enable it properly to carry out its duties as set forth in the Plan, including but not limited to the following powers and duties:

(a) To construe and interpret the terms and provisions of this Plan and to determine all questions that shall arise thereunder;


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(b)  To compute and certify to the amount and kind of benefits payable to
     Participants and their Beneficiaries;

(c) To maintain all records that may be necessary for the administration of the Plan;

(d) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

(e) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan that are not inconsistent with the terms hereof;

(f) To employ or retain other persons, including legal counsel, to render advice with respect to any responsibility or authority being carried out by the Committee and to assist in the administration of the Plan;

(g) To appoint a Plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

(h)  To take all actions necessary for the administration of the Plan.

5.4  Construction and Interpretation.

The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, including questions of fact, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

5.5  Information.

To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other events which cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

5.6  Compensation, Expenses and Indemnity.

(a) The Committee is authorized at the expense of the Company to employ such legal counsel, actuaries, accountants and other advisers as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

(b) To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors and any

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     delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

5.7  Statements.

Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Supplemental Thrift Account on a regular basis, not less frequently than annually.

5.8  Disputes.

(a) Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") must file a written request for such benefit with the Committee, setting forth his or her claim within 90 days of the date such Claimant believes he or she was entitled to benefits under the Plan. The request must be addressed to the Committee at the Company's principal place of business.

(b) Claim Decision. Upon receipt of a claim, the Committee (or its delegate, hereinafter collectively referred to as "Committee") shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional 90 days for special circumstances. If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, setting forth: (i) the specified reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Plan on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting a review under subsection (c).

(c) Request For Review. Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Committee. Such request must be addressed to the Committee, at the Company's then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such 60-day period, he or she shall be barred and estopped from challenging the Committee's determination.

(d) Review of Decision. Within 60 days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Claimant in writing, the decision setting forth the specific reasons for the decision containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the 60 day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

(e) Limitation of Actions. Any suit for benefits must be brought within twelve months after the date the Committee has made a final denial of the claim. Notwithstanding any other provision herein, any suit for benefits must be brought within two years after the date the claim for benefits first arose.


                                   ARTICLE VI
                                 MISCELLANEOUS

6.1  Unsecured General Creditor.

Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of ERISA. Nothing contained in this Plan, and no actions taken pursuant to the provisions of this Plan shall create or be construed to create a trust or any kind of fiduciary relationship between the Employer and any Participant, his Beneficiary, or any other person.

6.2  Restriction Against Assignment.

The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Account or benefit shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Account or benefit be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

6.3  Tax Withholding.

There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to any payment under this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

6.4  Amendment, Modification, Suspension or Termination.

(a) The Committee may amend, modify, suspend or terminate the Plan in whole or in part, at any time, except that no amendment, modification, suspension or termination may retroactively adversely affect any Participant's right to a benefit which has vested under the Plan before such date.

(b) Notwithstanding anything to the contrary contained herein, with regard to any Participant who is subject to Section 16 of the Securities Exchange Act of 1934 or any Account of any such Participant, no amendment can be made to any Plan provision concerning the Supplemental Thrift Benefit relating to the amount and price of any Benefits hereunder the categories of Participants, the timing of any awards or the formula determining Benefits hereunder more than once every six months, except to comport with changes in the Code, in ERISA, or the rules thereunder.

6.5  Governing Law.

This Plan shall be construed, governed and administered in accordance with the laws of the State of Georgia, to the extent not preempted by federal law, without regard to the conflicts of law principles thereof.

6.6  Receipt or Release.

Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

6.7  Payments on Behalf of Persons Under Incapacity.

In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

6.8  Limitation of Rights and Employment Relationship.

Neither the establishment of the Plan nor any modification thereof, nor the creating of any fund or Account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Company except as provided in the Plan; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan.

6.9  Headings.

Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.


The Coca-Cola Company Supplemental Benefit Plan is hereby amended and restated, effective as of January 1, 2002.


                                     By: /S/ CORETHA M. RUSHING
                                        -------------------------------------
                                        Senior Vice President, Human Resources

                                   APPENDIX A
                           PARTICIPATING SUBSIDIARIES
                             As of January 1, 2002


The Coca-Cola Export Corporation
Refreshment Products Services, Inc.
Soft Drink International, Inc.
Rocketcash LLC















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